Exhibit 99.1 News Release

ERHC Energy reaches Agreement with Kosmos for Block 11, São Tomé and Principe EEZ and
Agreement approved by ANP-STP for Kosmos to take over operatorship of Block

HOUSTON, October 20, 2015 – ERHC Energy Inc. (OTCMKTS: ERHE), a publicly traded American company with oil and gas assets in Sub-Saharan Africa announced today that it has reached an agreement with Kosmos Energy (NYSE: KOS), a leading independent oil and gas exploration and production company focused on frontier and emerging areas to transfer all ERHC's rights to Block 11 of the São Tomé and Principe Exclusive Economic Zone (EEZ) to Kosmos. The agreement has been approved by the National Petroleum Agency of Sao Tome & Principe ("ANP-STP") as required in the requisite Production Sharing Contract ("PSC") for EEZ Block 11.

"Given the difficult global environment for doing deals, particularly for deep-offshore assets in frontier areas, we are very pleased to have concluded the agreement with Kosmos," said ERHC President and CEO Peter Ntephe. "The agreement enables us to immediately monetize one of our offshore holdings while preserving a financial upside in the event that exploration in Block 11 is successful."

ERHC retains 100 percent of the rights to EEZ Block 4 as well as the option to take up to a 15 percent working interest in each of two other unlicensed EEZ blocks of its choice. ERHC and the ANP-STP have agreed in principle to terms of a PSC for Block 4. In Kenya, ERHC holds a 35 percent interest in Block 11A, where the first exploration well is expected to be spudded toward the end of the first quarter of 2016. In Chad, ERHC is accepting tender proposals for a 2-D seismic acquisition program for Block BDS 2008.

ERHC also has interests across several oil blocks in the Nigeria - São Tomé and Príncipe Joint Development Zone (JDZ).

About ERHC Energy

ERHC Energy Inc. is a Houston-based independent oil and gas company focused on growth through high impact exploration in Africa and the development of undeveloped and marginal oil and gas fields. ERHC is committed to creating and delivering significant value for its stockholders, investors and employees, and to sustainable and profitable growth through risk balanced smart exploration, cost efficient development and high margin production. For more information, visit www.erhc.com.

Cautionary Statement

This press release contains statements concerning ERHC Energy Inc.'s future operating milestones, future drilling operations, the planned exploration and appraisal program, future prospects, future investment opportunities and financing plans, future stockholders' meetings as well as other matters that are not historical facts or information. Such statements are inherently subject to a variety of risks, assumptions and uncertainties that could cause actual results to differ materially from those anticipated, projected, expressed or implied. A discussion of the risk factors that could impact these areas and the Company's overall business and financial performance can be found in the Company's reports and other filings with the Securities and Exchange Commission. These factors include, among others, those relating to the Company's ability to exploit its commercial interests in Kenya, Chad, the JDZ and the Exclusive Economic Zone of São Tomé and Príncipe, general economic and business conditions, changes in foreign and domestic oil and gas exploration and production activity, competition, changes in foreign, political, social and economic conditions, regulatory initiatives and compliance with governmental regulations and various other matters, many of which are beyond the Company's control. Given these concerns, investors and analysts should not place undue reliance on these statements. Each of the above statements speaks only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any of the above statements is based.